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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14829 (Commission File Number)	84-0178360 (IRS Employer Identification No.)

1555 Notre Dame Street East Montréal, Québec, Canada, H2L 2R5	311 10th Street Golden, Colorado 80401
(Address of principal executive offices, including Zip Code)

(303) 279-6565 (Colorado)
(514) 521-1786 (Quebec)
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On April 27, 2005, Molson Coors Brewing Company (the "Company") entered into a letter agreement with Daniel J. O'Neill. Mr. O'Neill is a member of the Company's Board of Directors (the "Board") and the Company's Vice Chairman, Synergies and Integration. Pursuant to the letter agreement, Mr. O'Neill will resign from all of his positions with the Company at the conclusion of the Board meeting on May 12, 2005, conditioned on the Board approving Mr. O'Neill's synergies and integration plan (the "Synergies Plan"). Mr. O'Neill's employment with the Company will cease on May 31, 2005.

        The letter agreement supersedes Mr. O'Neill's previous employment agreement with the Company. Pursuant to the letter agreement, Mr. O'Neill will be entitled to: 36 months' salary continuation at Cdn.$83,333 (approximately U.S.$66,709) per month, beginning on June 1, 2005; insurance and other perquisites for 36 months (subject to termination upon new employment or self-employment); a special bonus of Cdn.$2,800,000 (approximately U.S.$2,431,434) conditioned on delivery of a Synergies Plan satisfactory to the Board (half of which shall be payable on or before May 31, 2005, with the remaining half payable on May 12, 2006). The letter agreement also provides for vesting of Mr. O'Neill's performance-based options, which will be exercisable until May 31, 2006, conditioned on delivery of a Synergies Plan satisfactory to the Board. The letter agreement also contains other provisions, including non-competition and non-solicitation clauses, confidentiality provisions and a waiver by Mr. O'Neill of potential claims against the Company related to his employment. The letter agreement is attached as Exhibit 99.1 hereto and is incorporated into this Item 1.01 by reference. The Company's press release announcing Mr. O'Neill's resignation is attached as Exhibit 99.2 hereto and is incorporated into this Item 1.01 by reference.

Item 2.02 Results of Operations and Financial Condition.

(a)
On April 28, 2005, the Company issued a press release setting forth its earnings for the first fiscal quarter of 2005 ended March 27, 2005. A copy of its press release is being furnished as Exhibit 99.3 hereto and is incorporated into this Item 2.02 by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)
As disclosed in the proxy statement previously mailed to stockholders, Daniel J. O'Neill will seek re-election to the Company's Board of Directors at the Company's 2005 annual meeting of stockholders to be held on May 11, 2005. If Mr. O'Neill is re-elected to the Board and the Synergies Plan is approved by the Board at its May 11-12, 2005 meeting, Mr. O'Neill will resign from the Board on May 12, 2005, which will create a vacancy on the Board. Pursuant to the Company's certificate of incorporation, the Company's Nominating Committee would have the power to fill such vacancy.

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Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	The Letter Agreement dated April 27, 2005, between Daniel J. O'Neill and Molson Coors Brewing Company.
Exhibit 99.2	Press release of Molson Coors Brewing Company dated April 28, 2005, announcing the resignation of Daniel J. O'Neill.
Exhibit 99.3	Press release of Molson Coors Brewing Company dated April 28, 2005, reporting Molson Coors Brewing Company financial results for the first fiscal quarter of 2005 ended March 27, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY
/s/ ANNITA MENOGAN
Date: April 28, 2005	Name:	Annita Menogan
	Title:	Vice President, Secretary and Deputy General Counsel

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Exhibit Index

Exhibit 99.1	The Letter Agreement dated April 27, 2005, between Daniel J. O'Neill and Molson Coors Brewing Company.
Exhibit 99.2	Press release of Molson Coors Brewing Company dated April 28, 2005, announcing the resignation of Daniel J. O'Neill.
Exhibit 99.3	Press release of Molson Coors Brewing Company dated April 28, 2005, reporting Molson Coors Brewing Company financial results for the first fiscal quarter of 2005 ended March 27, 2005.

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  Item 1.01 Entry into a Material Definitive Agreement.
  Item 2.02 Results of Operations and Financial Condition.
  Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES